Exhibit 23.3

WILLIAM M. COBB & ASSOCIATES, INC.
Worldwide Petroleum Consultants

12770 Coit Road, Suite 907		(972) 385-0354
Dallas, Texas 75251	Fax:	(972) 788-5165
	E-Mail:	office@wmcobb.com

Consent of Independent Petroleum Engineers and Geologists

March 13, 2009

TXCO Resources Inc.
777 East Sonterra Boulevard, Suite 350
San Antonio, Texas 78258

Ladies and Gentlemen:

We consent to the use of the name William M. Cobb & Associates, Inc., to references to William M. Cobb & Associates, Inc., and to the inclusion of information taken from our "Evaluation of Certain Oil and Gas Properties Located in Dimmit County, Texas Interests Prepared for TXCO Resources Inc. As Of January 1, 2009" under the sections "Properties" and "Notes to Consolidated Financial Statements -- Oil and Natural Gas Producing Activities and Properties" in the TXCO Resources Inc. Annual Report on Form 10-K for the year ended December 31, 2008.

Sincerely,

William M. Cobb & Associates

/s/ Frank J. Marek

Frank J. Marek, P.E.
Senior Vice President